Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-137152) pertaining to the Hill International, Inc. 401(k) Retirement Savings Plan of our report dated June 26, 2008, appearing in this Annual Report on Form 11-K of the Hill International, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2007.

/s/ JENNIFER L ANDERSON LLC

JENNIFER L ANDERSON LLC

Mazzucco & Company, CPAs

Moorestown, New Jersey

June 26, 2008